Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Sirenza Microdevices, Inc. of our report dated March 5, 2002 relating to the financial statements of Xemod Incorporated (a development stage company), which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Phoenix, Arizona
January 28, 2003